Subject: Hines Global REIT: $2.50 Next Liquidating Distribution Declared

News

Hines | Securities

Hines Global REIT

Shareholders to Receive an Additional Liquidating Distribution of $2.50 per Share on or around February 15th

Important: Review your clients' account settings such as periodic payment options or dividend sweeps.

Please be aware that your clients, who are shareholders of Hines Global REIT, Inc. ("Hines Global REIT" or the "Company"), will soon receive a liquidating distribution plus a separately mailed letter outlining the amount of the liquidating distribution declared and the new Net Asset Value (NAV), which is expected to be announced next week.

Amount of Liquidating Distribution:
Since July 2018, we have sold 21 properties in the portfolio which allowed our board of directors to authorize a liquidating distribution of $2.50 per share to investors of record as of February 13, 2019, to be paid on or around February 15, 2019.

Review Account Settings:
Do you know where your clients' $2.50 per share distribution will be sent? Will it be deposited into a brokerage account versus client's address of record? You and your clients should review any account settings on their custodial or brokerage accounts, such as periodic payment options or dividend sweeps. **This ensures that the distribution will be directed to the correct destination as well as avoid possible tax consequences on qualified accounts.**

For direct non-custodial accounts, if your client would like to direct the distribution to somewhere other than their address of record, a completed Account Maintenance Form must be received by Hines in good order by **February 13, 2019**, in order to update the account.

Total Distributions:

As a reminder, the Company expects that if the Plan of Liquidation and Dissolution (the "Plan") is completed as anticipated, then the Company will have made total distributions to its shareholders of approximately $10.00 to $11.00 per share of the Company's common stock. Of that total, approximately $4.00 per share has been paid, or has been authorized to be paid, to your clients through the following distributions:

Distributions per share	Description
$ 1.05	Special distribution paid on January 2, 2018
0.12	Return of invested capital distributions, consisting of $0.02 per share of each of the monthly distributions paid from February 2018 through July 2018, which were designated by the Company as a return of a portion of stockholders' invested capital
0.33	Liquidating distributions, consisting of the monthly distributions paid from August 2018 through January 2019, which were designated by the Company as a return of a portion of the stockholders' invested capital
2.50	Liquidating distribution to be paid on or around February 15, 2019 to stockholders of record as of February 13, 2019.
$ 4.00	

One or more additional liquidating distributions are expected to be made after the sale of the remaining 12 properties in the portfolio.

Shareholder Communications:

The shareholder letter detailing the amount of the liquidating distribution declared and the new NAV will be mailed to your clients on or around February 19, 2019. You will receive another email communication with a copy of the letter.

For more information, call your Hines Securities Regional Director or Internal Sales Consultant at 888.446.3773 or visit www.hinessecurities.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the Plan, the amount and timing of distributions to be made in connection with the Plan, the expected timing and completion of the Plan, and the future business, performance and opportunities of Hines Global REIT. Forward-looking statements generally can be identified by the use of words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will," or similar words or phrases intended to

identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the Plan; potential liability for uninsured losses and environmental contamination; risks associated with Hines Global REIT's potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws; and risks associated with the Hines Global REIT's dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not assured. For a further list and description of such risks and uncertainties, see the reports filed by Hines Global REIT with the Securities and Exchange Commission, including the Hines Global REIT's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this communication. Hines Global REIT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.
